UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 29, 2017

Date of report (Date of earliest event reported)

TERRAVIA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35189	33-1077078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

225 Gateway Boulevard South San Francisco, CA 94080
(Address of Principal Executive Offices)

94080
(Zip Code)

(650) 780-4777

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.

On March 29, 2017, TerraVia Holdings, Inc. (the “Company”), as part of the focused commercial strategy communicated on its fourth quarter 2016 earnings conference call, took steps to decrease operating expenses through a reduction in workforce of approximately 25%, a planned suspension of operations at the Company’s Peoria facility as it explores strategic opportunities to partner its AlgaVia® line of products, and other cost-cutting measures. These initiatives are not expected to impact operations at the Company’s joint venture facility in Brazil and were designed to enhance focus on the scale-up of strategic products, including AlgaPrime™ DHA. As a result of these actions, the Company anticipates a reduction in annualized cash operating expenses of at least $8.0 million.

The Company anticipates recording a charge of approximately $2.0 million to $2.5 million primarily in the first and second quarters of 2017 as a result of these initiatives, comprised primarily of involuntary termination benefits and other costs. The Company expects the cash component of this charge to be approximately $1.5 million to $2.0 million. The charge the Company expects to incur in connection with these actions is subject to a number of assumptions, and actual results may differ. The Company may also incur other charges not currently contemplated due to events that may occur as a result of, or associated with, the initiatives outlined above. The Company expects to complete the majority of these actions by the end of the second quarter of 2017.

The foregoing contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about TerraVia, including statements that involve risks and uncertainties concerning: the size of the headcount reductions; its plan to suspend operations at its Peoria facility; its ability to partner its AlgaVia® line of products and the potential benefits of such a transaction; the impact of the operational changes on the Company’s joint venture facility in Brazil; the size and timing to the cost reductions resulting from the headcount reductions and other operational changes; the size, timing and character of the restructuring charges; the impact of the operational changes on strategic product focus and the commercial strategy of TerraVia. When used herein, the words “will”, “expects”, “intends” and other similar expressions and any other statements that are not historical facts are intended to identify those assertions as forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any such statement may be influenced by a variety of factors, many of which are beyond the control of TerraVia, that could cause actual outcomes and results to be materially different from those projected, described, expressed or implied herein due to a number of risks and uncertainties. Potential risks and uncertainties include, among others: TerraVia’s ability to implement the operational changes; the risks that an AlgaVia® partner will not be found; possible changes in the size and components of the headcount reduction or operational changes; and risks associated with TerraVia’s ability to achieve the benefits of the headcount changes and operations changes. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of TerraVia. In addition, please refer to the documents that TerraVia files with the Securities and Exchange Commission, including its Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, each as updated from time to time, for a discussion of other factors that could cause TerraVia’s results to vary from expectations. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. TerraVia is not under any duty to update any of the information herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TERRAVIA HOLDINGS, INC.
(Registrant)

Date: March 29, 2017	By:	/s/ PAUL T. QUINLAN
Paul T. Quinlan
General Counsel